Exhibit 23.2

                        INDEPENDENT ACCOUNTANTS' CONSENT


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-38821) of Alyn Corporation of our report dated January 28, 1999 relating to the financial statements, and financial statement schedule, which appears in this Form 10-K.





PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP
------------------------------
Costa Mesa, California
April 25, 2000